Exhibit 99.1

Autoliv Elects Mr. Leif Johansson as New Board Member

(Stockholm, Sweden, February 16, 2016) – – – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems - has elected Mr. Leif Johansson as a new member to its Board of Directors.

Leif Johansson has a long and distinguished career spanning several global industries. From 1997 to 2011, Mr. Johansson served as President and Chief Executive Officer at The Volvo Group. Before joining Volvo, Mr. Johansson held various positions at AB Electrolux, and served as President and CEO of AB Electrolux from 1994 to 1997.

In addition to his new appointment to the Board of Directors of Autoliv, Mr. Johansson also serves as Chairman of the Board of Telefonaktiebolaget LM Ericsson since 2011 and Chairman of the Board of Astra Zeneca PLC since 2012. Mr. Johansson is also Board Member of Svenska Cellulosa AB SCA as well as Ecolean AB.

Mr. Johansson is also serving as Chairman of the Royal Swedish Academy of Engineering Science and as board member of the European Round Table of Industrialists, ERT.

Mr Johansson further serves as Delegate of the China Development Forum, is a Member of the Board of the Boao Forum for Asia and member of the Advisory Boards of the Mayor of Beijing and of the Governor of Jiangsu.

“I am pleased to welcome Leif Johansson to Autoliv’s Board of Directors. His extensive global industry experience, and his proven leadership skills will be very valuable assets in the future work of the board”, said Jan Carlson, Chairman, President and CEO, Autoliv.

Leif Johansson was born in Gothenburg in 1951 and holds a Master of Science in Engineering from Chalmers University of Technology, Sweden.

The Autoliv Board of Directors has determined that Mr. Johansson is “independent” according to the New York Stock Exchanges’ rules and regulations.

Inquiries:

Thomas Jönsson, Group Vice President Communications. Tel: +46 (0)8-58 72 06 27

More about the Autoliv Board of Directors:

www.autoliv.com/AboutUs/Governance

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Tel +1 (248) 794 4537
Tel +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has close to 80 facilities with more than 60,000 employees in 27 countries. In addition, the Company has 20 technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier. Sales in 2015 amounted to about US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Tel +1 (248) 794 4537
Tel +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com